Exhibits 99.1

UNDER ARMOUR UPDATES 2018 RESTRUCTURING PLAN
AND FULL YEAR 2018 OUTLOOK

Updates Reflect Impact of Reduction in Global Workforce

BALTIMORE, Sept. 20, 2018 – Under Armour, Inc. (NYSE: UA, UAA) today announced an update to its 2018 restructuring plan based on an organizational and process redesign intended to optimize the company’s strategic growth initiatives and overall business performance.

Previously, the company expected to incur total estimated pre-tax restructuring and related charges of approximately $190 million to $210 million in connection with its 2018 restructuring plan. Following further evaluation, the company has identified approximately $10 million of cash severance charges related to an approximate 3 percent reduction in its global workforce. Accordingly, it now expects approximately $200 million to $220 million of pre-tax restructuring and related charges to be incurred in 2018. The reduction in workforce is expected to be completed by March 31, 2019 and represents the final component and update to the company’s 2018 restructuring plan.

“In our relentless pursuit of running a more operationally excellent company, we continue to make difficult decisions to ensure we are best positioned to succeed,” said Under Armour Chief Financial Officer David Bergman. “This redesign will help simplify the organization for smarter, faster execution, capture additional cost efficiencies, and shift resources to drive greater operating leverage as we move into 2019 and beyond.”

Updated Fiscal 2018 Outlook

Based on the operational efficiencies driven by this action, the company updated the following expectations for its full year 2018 outlook:

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Operating loss is now expected to be approximately $60 million versus the previous range of $50 million to $60 million. Excluding the impact of the restructuring plan, adjusted operating income is now expected to be $140 million to $160 million versus the prior expectation of $130 million to $160 million.

•	Excluding the impact of the restructuring efforts, adjusted diluted earnings per share is now expected to be in the range of $0.16 to $0.19 versus the previously expected range of $0.14 to $0.19.

Non-GAAP Financial Information

This press release refers to “adjusted” forward looking estimates of the company’s fiscal 2018 outlook, which are non-GAAP financial measures. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States are presented in supplemental financial information furnished with this release. Adjusted operating income and adjusted diluted earnings per share exclude the impact of restructuring and other related charges and the impact of the U.S. Tax Act, as applicable. Management believes this information is useful to investors because it provides enhanced visibility into the company’s expected underlying results excluding the impact of its restructuring plans and recent significant changes in U.S. tax laws. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

U.S. Tax Act

The U.S. Tax Act was enacted into law on December 22, 2017. The legislation contained several key tax provisions that affect Under Armour and, as required, the company included reasonable estimates of the income tax effects of the changes in tax law and tax rate in the company's 2017 financial results. These changes included a one-time mandatory transition tax on accumulated foreign earnings and a re-measuring of deferred tax assets which impacted our fourth quarter and full year of 2017. Since the U.S. Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and additional accounting interpretations are expected over the following 12 months, the company considers the accounting of the transition tax, deferred tax re-measurements, and other items to be provisional. The company expects to finalize its one-time estimates related to the U.S. Tax Act within the one-year measurement period allowed by the SEC.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the impact of recent tax reform legislation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements.

Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to successfully execute any restructuring plans and realize expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches, including the 2018 data security issue related to our Connected Fitness business; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Lance Allega    Kelley McCormick
VP, Investor Relations    SVP, Corporate Communications
(410) 246-6810    (410) 454-6624

Under Armour, Inc.
Outlook for the Year Ending December 31, 2018

The table below presents the reconciliation of the company's fiscal 2018 outlook for income from operations calculated in accordance with GAAP to adjusted operating income. This adjusted amount is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending December 31, 2018
Loss from operations	$(60)
Add: Estimated impact of restructuring (1)	$200
Adjusted operating income	$140

(1) The estimated impact of the restructuring presented above assumes the low end of the company’s estimated range of 2018 restructuring and related charges.

The company is not able to provide a reconciliation of the non-GAAP adjusted effective tax rate or adjusted diluted earnings per share to the GAAP effective tax rate or diluted earnings per share for its 2018 outlook. As a result of the 2018 restructuring plan, the company’s GAAP net income for fiscal year 2018 is expected to be a net loss, and therefore the GAAP effective tax rate is subject to significant variability. Given this variability, the company cannot provide a meaningful outlook of the GAAP effective tax rate or diluted loss per share without unreasonable effort. These non-GAAP measures exclude the impact of the 2018 restructuring plan.

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